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                                                                  EXHIBIT 10.3.1

                         POWERWAVE TECHNOLOGIES, INC.

                                AMENDMENT NO. 2
                                      TO
               MILCOM INTERNATIONAL, INC. 1995 STOCK OPTION PLAN

     As approved at a regularly scheduled meeting of the Board of Directors of Powerwave Technologies, Inc., a Delaware corporation (formerly Milcom International, Inc., the "Company"), the 1995 Stock Option Plan is amended as follows:

     First, a new Section 2(c)(i) is added as follows:

     "(c)(i) Cause. "Cause" with respect to any Participant shall mean "cause" as defined in such Participant's employment agreement or, in the absence of any employment agreement, (i) the material breach or material neglect of the duties and obligations required by the Participant, which breach or neglect continues for at least thirty (30) days after the Board of Directors of the Company (or its successor) has given written notice to the Participant of such breach or neglect, stating with particularity the nature thereof; (ii) the conviction of the Participant of a felony or any crime (whether or not a felony) involving moral turpitude; or (c) proven unauthorized disclosure of material confidential information or trade secrets of the Company."

     Second, Section 9(b) is amended to include a new third sentence which reads as follows:

     "If, within 180 days of any such merger, sale of assets or consolidation, an individual Participant's status as an Employee is terminated by the Company or its successor other than for Cause, then such Participant's Options, to the extent not previously accelerated, shall be accelerated and concurrent with the date of such termination such Participant shall have the right to exercise such Options in respect to any or all shares subject thereto."


                                             Attest:


                                             /s/ KEVIN T. MICHAELS
                                             ----------------------------
                                             Kevin T. Michaels, Secretary